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                                                                   Exhibit 3(iv)

April 28, 2003

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

         I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus Supplement contained in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for Variable Whole Life, issued through New England Variable Life Separate Account (File No. 333-21767).

                                                 Very truly yours,

                                                 /s/ Anne M. Goggin

                                                 Anne M. Goggin
                                                 Senior Vice President and
                                                 General Counsel